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[GRAY CARY WARE & FREIDENRICH LLP LETTERHEAD]



                                                                     EXHIBIT 5.1


August 26, 1998



Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C.  20549

RE:      SCICLONE PHARMACEUTICALS, INC.
         REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

As legal counsel for SciClone Pharmaceuticals, Inc., a California corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 600,000 shares (the "Registered Shares") of Common Stock, no par value (the "Common Stock"), issued or issuable by the Company in connection with the acquisition (the "Acquisition") of certain rights related to thymosin alpha 1.

We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

Based on such examination, we are of the opinion that the 444,115 Registered Shares of Common Stock of the Company issued to the purchaser are, and the 155,885 Registered Shares of Common Stock of the Company issuable to the purchaser, when issued to the purchaser in accordance with the terms of the Acquisition, will be, duly authorized shares, validly issued, fully paid, and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

This opinion is to be used only in connection with the issuance of the Common Stock while the Registration Statement is in effect.

Respectfully submitted,



/s/ GRAY CARY WARE & FREIDENRICH LLP
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GRAY CARY WARE & FREIDENRICH LLP